UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 1, 2006

                              Alfacell Corporation
             (Exact name of registrant as specified in its charter)

                                     0-11088
                            (Commission File Number)

           Delaware                              22-2369085
  (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation)

               225 Belleville Avenue, Bloomfield, New Jersey 07003
             (Address of principal executive offices, with zip code)

                                 (973) 748-8082
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement.

     On May 1, 2006, Alfacell Corporation (the "Company") entered into an agreement with an unrelated investor pursuant to which the Company agreed to issue 174,927 shares of its restricted common stock for a per share purchase price of $3.43 or an aggregate purchase price of $600,000.

Item 3.02         Unregistered Sales of Equity Securities.

     On May 1, 2006, Alfacell Corporation (the "Company") entered into an agreement with an unrelated investor pursuant to which the Company agreed to issue 174,927 shares of its restricted common stock for a per share purchase price of $3.43 or an aggregate purchase price of $600,000.

     The securities issued have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and were issued in reliance upon the exemption from the registration requirements of the Securities Act provided by
Section 4(2) thereof and Rule 506 thereunder. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ALFACELL CORPORATION

Date:  May 4, 2006                    By: /s/ ROBERT D. LOVE
                                          Robert D. Love
                                          Chief Financial Officer